UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 31, 2022

Date of Report (Date of earliest event reported)

Berkeley Lights, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320
Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, Berkeley Lights, Inc. (the “Company”) and Ginkgo Bioworks, Inc. (“Ginkgo”) are parties to a Collaboration Agreement dated as of September 13, 2019, as amended by the First Amendment to Collaboration Agreement and Purchase Order dated as of November 10, 2020 (collectively, the “Collaboration Agreement”).

Ginkgo and the Company have engaged in confidential discussions regarding potential changes to the Collaboration Agreement. However, the parties have been unable to resolve their differences regarding such changes. On August 31, 2022, the Company determined that it would be unable to reach agreement with Ginkgo partly due to the limited margin benefit of the existing Collaboration Agreement to Berkeley Lights and the Company’s stated preference for prioritizing higher value projects that support the Company’s margin and profitability goals.

The Company remains committed to the contractually required process to wind down the collaboration and will take the necessary action to enforce the terms of the agreement to protect its interests and those of its stockholders.

The Company reaffirms the full-year 2022 revenue guidance provided on August 9, 2022. The Company continues to expect 2022 revenue to be approximately in line with full-year 2021 revenue as the Company works to realign the business around its new strategic objectives.

The foregoing description of the Collaboration Agreement is only a summary and is qualified in its entirety by the full text of the Collaboration Agreement, which is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Forward Looking Statements

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements regarding the Company’s intentions and expectations related to the Collaboration Agreement and enforcing the terms thereof and the Company’s financial outlook for 2022. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this report. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, including the uncertainties of legal processes surrounding the contractually required process to wind down of the Collaboration Agreement, the impact, if any, that a wind down of the Collaboration Agreement may have on the Company’s reputation, and the impact that the dispute may have on the Company’s customers, agreements or partnerships, that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022	BERKELEY LIGHTS, INC.

	By:	/s/ Mehul Joshi
Mehul Joshi
Chief Financial Officer